EXHIBIT 10.51
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                               PURCHASE AGREEMENT


            This Purchase Agreement ("Purchase Agreement") is entered into and made effective this 30th day of December, 1998, by and between ORPHAN MEDICAL, INC., a Minnesota corporation, whose principal place of business is 13911 Ridgedale Drive, Suite 475, Minnetonka, MN 55305 (hereinafter referred to as "ORPHAN"), and UTECH, L.L.C. a Utah limited liability company, whose principal place of business is 1414 East 3850 South, St. George, UT 84790 (hereinafter referred to as "UTECH").

            WITNESSETH:

            WHEREAS, ORPHAN is party to a License Agreement, dated March 4, 1996 (the "License Agreement"), with Josman Laboratories, Inc., a California corporation, with offices at that time located at 318 W. Katella Avenue, Suite 6B, Orange, CA 92667 (hereinafter referred to as "JOSMAN").

            WHEREAS, UTECH wishes to purchase and acquire from ORPHAN all of ORPHAN's rights to an interest in the License Agreement; and

            WHEREAS, ORPHAN wishes to sell and assign to UTECH all of ORPHAN's right to and interest in the License Agreement.

            NOW THEREFORE, in consideration of the premises, the respective commitments of the parties set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            As used herein, the following terms shall have the meanings set forth below:

            1.1 "License Agreement" shall mean the License Agreement between ORPHAN and JOSMAN, dated the 4th day of March 1996, a copy of which is attached hereto as Exhibit "A."

            1.2 "Purchase Agreement" shall mean this agreement, all exhibits hereto, and any addenda subsequently added hereto.

            1.3 All other capitalized terms used in this Purchase Agreement and not otherwise defined herein shall have the meanings ascribed to them in License Agreement.

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                                                                   EXHIBIT 10.51
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                                    ARTICLE 2

                                   ASSIGNMENT

            2.1 ORPHAN hereby transfers and assigns to UTECH (a) all of ORPHAN's rights to and interest in the License Agreement, including, without limitation, all of ORPHAN's rights and privileges of the License Agreement relating to the "Technology", as that term is defined in the License Agreement, and (b) all improvements or enhancements to the Technology that ORPHAN has developed during the term of the License Agreement and all intellectual property rights and documentation related thereto. UTECH hereby accepts such assignment and agrees to perform; in accordance with the provisions of the License Agreement, all of the undertakings and commitments of ORPHAN under the License Agreement.

            2.2 ORPHAN agrees that subsequent to the date of this Agreement it will not use any Technology or any of the improvements, enhancements, intellectual property rights or documentation assigned to UTEC pursuant to this Agreement in connection with the development, manufacture, marketing or sale of any products that are competitive with the Licensed Products, as that term is defined in the License Agreement.

            2.3 UTECH acknowledges that Kaigai Selyaku Co. Ltd. ("Kaigai"), Tokyo, Japan, was granted a right of first refusal by JOSMAN to license the Licensed Products in the Pacific Rim countries and that Kaigai has not waived or terminated such right of first refusal rights.

                                    ARTICLE 3

                                  CONSIDERATION

            3.1 The consideration to be paid by UTECH to ORPHAN for the assignment of the License Agreement shall be the sum of Seven Hundred and Fifty Thousand Dollars ($750,000.00).

            3.2 All payments to ORPHAN shall be made in U.S. Dollars UTECH and shall be paid by wire payment to ORPHAN's account immediately upon receipt by UTECH of evidence (by facsimile transmission) of the execution of this Agreement by both ORPHAN and UTECH.

            3.3 Prior to the execution of this Agreement by ORPHAN, ORPHAN has delivered to UTECH the following:

                  (a)   Patent file in ORPHAN'S possession.

                  (b)   All Technical Regulatory and Clinical data files.

                  (c) Other files and information that deal with the Licensed Product.

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                                                                   EXHIBIT 10.51
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            Immediately upon execution of this Agreement by both ORPHAN and
UTECH, ORPHAN shall deliver to Brinks, Hofer, et al, a letter directing that firm to release to UTECH all patent files relating to the Technology.

                                    ARTICLE 4

                                   WARRANTIES

            4.1 ORPHAN represents and warrants to UTECH that (a) it is the sole owner of all rights bestowed on it by the License Agreement, (b) it has not sublicensed any of the rights obtained by it under the License Agreement, (c) it has the power and authority to assign to UTECH all rights granted to it under the License Agreement, and (d) the execution and performance of this Purchase Agreement by ORPHAN have been authorized by all required corporate action. ORPHAN also represents and warrants to UTECH that it is in full compliance with all of its obligations under the License Agreement relative to the prosecution and/or maintenance of patents.

            4.2 UTECH represents and warrants to ORPHAN that (a) it has the power and authority to enter into this Purchase Agreement and to assume responsibility for the performance of the obligations of ORPHAN under the License Agreement, and (b) the execution and performance of this Purchase Agreement by UTECH have been authorized by all required corporate action.

            4.3 The provisions of this Article 4 shall continue beyond the termination of this Purchase Agreement.

                                    ARTICLE 5

                                 INDEMNIFICATION

            5.1 ORPHAN agrees to indemnify and hold harmless UTECH and it Affiliates, successors and assigns, from and against any and all losses, expenses, claims, actions, lawsuits and judgments thereon (including attorneys' fees through appellate levels), which may arise out of any negligent action or omission of ORPHAN, its agents or employees or the use, production, development, patent prosecution, sale, lease or advertisement by ORPHAN, or its Affiliates, or sublicensees, of any patent rights, product or process license under the License Agreement prior to the closing date.

5.2 UTECH agrees to indemnify and hold harmless ORPHAN and its Affiliates, successors and assigns, from and against any and all losses, expenses, claims, actions, lawsuits and judgments thereon (including attorneys fees through appellate levels), which may arise out of any acts or omissions of UTECH, its agents or employees or the use, productions, development, patent prosection, sale, lease or advertisement by UTECH, or its Affiliates or sublicensees, of any patent rights, or licenses under the License Agreement from and after the closing date.

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                                                                   EXHIBIT 10.51
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                                    ARTICLE 6

                                   OBLIGATIONS

            UTECH shall not assume any obligations of ORPHAN that are incurred during the term of the License Agreement up until the time of closing, including, without limitation, all obligations relating to patent prosecution fees or other costs which were incurred by ORPHAN prior to the date of this Agreement. UTECH shall be solely responsible for the payment or satisfaction of all obligations that arise or become due pursuant to the License Agreement from and after the closing date.

                                    ARTICLE 7

                                     CLOSING

            The closing of the transactions contemplated by this Purchase Agreement shall take place immediately upon execution of this Agreement by UTECH and ORPHAN.

                                    ARTICLE 8

                                  NOTICES, ETC.

            Any notice, payment, report or other correspondence (hereinafter collectively referred to as "Correspondence") required or permitted to be given hereunder shall be mailed by Certified Mail, delivered by hand to the party to whom such Correspondence is required or permitted to be given hereunder. If mailed, any such notices shall be deemed to have been given when mailed as evidenced by the postmark at a point of mailing. If delivered by hand, any such Correspondence shall be deemed to have been given when received by the party whom such Correspondence is given, as evidenced by writing and date receipt of the receiving party.

            All Correspondence to ORPHAN shall be addressed as follows:
                        President
                        ORPHAN MEDICAL, INC.
                        13911 Ridgedale Drive, Suite 475
                        Minnetonka, MN 55305

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                                                                   EXHIBIT 10.51
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            All Correspondence to UTECH shall be addressed as follows:
                        President
                        UTECH, L.L.C.
                        1414 East 3850 South
                        St. George, UT 84790

            Either party may change the address to which Correspondence is to be addressed by notification as provided hereunder.

                                    ARTICLE 9

                                  GOVERNING LAW

            This Purchase Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

                                   ARTICLE 10

                             CAPTIONS AND PARAGRAPHS

            Caption and paragraph headings in this Purchase Agreement are solely for convenience or reference and do not affect its interpretation.

                                   ARTICLE 11

                                  SEVERABILITY

            Should any part or provision of this Purchase Agreement be held unenforceable or in conflict with the applicable laws or the regulation of any jurisdiction, the invalid, unenforceable part of the provisions shall be replaced with the provisions which accomplishes, to the extent possible, the original business purposes said part or provision invalid and enforceable manner, and the remainder of this Purchase Agreement shall remain binding upon the parties.

                                   ARTICLE 12

                                   AMENDMENTS

            No amendment or modification under the terms of this Purchase Agreement shall be binding on either party unless reduced in writing and signed by an authorized officer of the party to be bound.

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                                                                   EXHIBIT 10.51
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                                   ARTICLE 13

                                     WAIVERS

            No delay on any part of any party in exercising any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise of any such right will preclude any other or further exercises thereof, or the exercise of any right. No waiver of any such right will be deemed a waiver of any other right hereunder.

                                   ARTICLE 14

                                 CONFIDENTIALITY

            ORPHAN agrees to hold all information obtained under the License Agreement prior and subsequent to its closing to be strictly confidential, and ORPHAN will not disclose any of such confidential information to a third party without the written permission of UTECH.

                                   ARTICLE 15

                               COMPLETE AGREEMENT

            This Purchase Agreement constitutes the entire agreement between ORPHAN and UTECH respecting the subject matter therefore, and supersedes and terminates all prior agreement respecting the subject matter hereof, whether written or oral.

            IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by the respective duly authorized officers as of the date set forth in the first paragraph.

                                         ORPHAN MEDICAL, INC.



                                         By: /s/ John Howell Bullion
                                             ----------------------------------
                                             John Howell Bullion
                                         Title: Chief Executive Officer


                                         UTECH, L.L.C.

                                         By: /s/ Scott Gubler
                                             ----------------------------------
                                             Scott Gubler
                                         Title: General Manager